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                                                                    EXHIBIT 99.4

                                  SCHEDULE VI

            ODYSSEY AMERICA REINSURANCE CORPORATION AND SUBSIDIARIES

    SUPPLEMENTAL INFORMATION (FOR PROPERTY-CASUALTY INSURANCE UNDERWRITERS)

                                 (IN THOUSANDS)

                                                          RESERVES FOR UNPAID    DISCOUNT, IF ANY
                                       DEFERRED POLICY     CLAIMS AND CLAIMS       DEDUCTED IN       UNEARNED    EARNED
AFFILIATION WITH REGISTRATION         ACQUISITION COSTS   ADJUSTMENT EXPENSES   PREVIOUS COLUMN(1)   PREMIUMS   PREMIUMS
-----------------------------         -----------------   -------------------   ------------------   --------   --------
Year Ended December 31, 1998:
(a) Consolidated property-casualty
    insurance entities..............       17,398              1,176,292                  --          78,457    216,566
(b) Unconsolidated property-casualty
    insurance entities..............           --                     --                  --              --         --
                                           ------              ---------              ------         -------    -------
Year Ended December 31, 1999:
(a) Consolidated property-casualty
    insurance entities..............       56,681              2,569,895              33,674         225,153    508,408
(b) Unconsolidated property-casualty
    insurance entities..............           --                     --                  --              --         --
                                           ------              ---------              ------         -------    -------
Year Ended December 31, 2000:
(a) Consolidated property-casualty
    insurance entities..............       59,948              2,566,396              37,934         251,031    681,831
(b) Unconsolidated property-casualty
    insurance entities..............           --                     --                  --              --         --
                                           ------              ---------              ------         -------    -------

                                                              CLAIMS AND CLAIM
                                                                 ADJUSTMENT
                                                              EXPENSES INCURRED
                                                                 RELATED TO:
                                                    NET       -----------------    AMORTIZATION OF        PAID CLAIMS
                                                 INVESTMENT   CURRENT    PRIOR     DEFERRED POLICY        AND CLAIMS
                                                   INCOME      YEAR      YEAR     ACQUISITION COSTS   ADJUSTMENT EXPENSES
                                                 ----------   -------   -------   -----------------   -------------------
Year Ended December 31, 1998:
(a) Consolidated property-casualty insurance
    entities...................................    62,839     180,867   (14,815)        53,696              190,082
(b) Unconsolidated property-casualty insurance
    entities...................................        --          --   --                  --                   --
                                                  -------     -------   -------        -------              -------
Year Ended December 31, 1999:
(a) Consolidated property-casualty insurance
    entities...................................   121,169     391,242   (7,359)        136,731              540,546
(b) Unconsolidated property-casualty insurance
    entities...................................        --          --   --                  --                   --
                                                  -------     -------   -------        -------              -------
Year Ended December 31, 2000:
(a) Consolidated property-casualty insurance
    entities...................................   126,593     487,526   15,938         198,570              667,082
(b) Unconsolidated property-casualty insurance
    entities...................................        --          --   --                  --                   --
                                                  -------     -------   -------        -------              -------

                                                                PREMIUMS WRITTEN
                                                                ----------------
Year Ended December 31, 1998:
(a) Consolidated property-casualty insurance entities.......        212,758
(b) Unconsolidated property-casualty insurance entities.....             --
                                                                    -------
Year Ended December 31, 1999:
(a) Consolidated property-casualty insurance entities.......        502,622
(b) Unconsolidated property-casualty insurance entities.....             --
                                                                    -------
Year Ended December 31, 2000:
(a) Consolidated property-casualty insurance entities.......        701,334
(b) Unconsolidated property-casualty insurance entities.....             --
                                                                    -------

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(1)  The Company uses tabular reserving for workers' compensation indemnity reserves and discounts such reserves using an interest rate of 3.5%.